UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 202, the Board approved a one-year extension of the employment agreement with our Chief Executive Officer and President, Tom J. Berman. Under the terms of the extension, effective January 1, 2024, Mr. Berman will earn an annual salary of $225,000 and will be entitled to a profit bonus tied to 2024 revenue as well as a bonus if the EBITDA of the corporation is 20% or more. The specific bonus terms, including rights to payment of the profit bonus if the contract is terminated, are set forth in the extension included as an exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.1	Exhibit B effective as of January 1, 2024 by and between Nano Magic Inc. and Tom Berman
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: February 7, 2024	By:	/s/ Tom J. Berman
President & CEO